Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-114335 of Poster Financial Group, Inc, on Form S-4 of our report dated April 5, 2004 related to the consolidated financial statements of Fremont Street Limited Liability Company and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

June 21, 2004
Las Vegas, Nevada